Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Coupang, Inc. of our report dated March 3, 2022 relating to the financial statements and financial statement schedule, which appears in Coupang, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

March 3, 2022

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